UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2014
SOUTHERN STAR CENTRAL CORP.
______________________
(Exact name of registrant as specified in its charter)

Delaware	333-110979	04-3712210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4700 Highway 56, Owensboro, KY		42301
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (270) 852-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 8.01.    Other Events.
            On June 6, 2014, Southern Star Central Corp. (the “Company”) issued a press release announcing that on June 5, 2014, it priced the private placement of $450 million principal amount of senior notes due 2022 (the “Notes”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Company also intends to enter into an amendment and restatement of its current revolving credit facility and Southern Star Central Gas Pipeline, Inc., the Company’s subsidiary, intends to enter into an unsecured term loan facility concurrently with the closing of the offering of the Notes. A copy of the press release announcing the pricing of the Notes is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

The information contained in this Current Report, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the Notes or any other securities of the Company.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company announcing the pricing of a private offering of senior notes, dated June 6, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2014	SOUTHERN STAR CENTRAL CORP. /s/ Susanne W. Harris
Susanne W. Harris Vice President, Chief Financial Officer and Treasurer